Exhibit 32.1

SECTION 1350 CERTIFICATIONS

In connection with the Report of United Industries Corporation (the “Company”) on Form 10-Q for the quarter ending September 30, 2004, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Robert L. Caulk, Chief Executive Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 15, 2004	By:	/s/ ROBERT L. CAULK
	Name:	Robert L. Caulk
	Title:	Chief Executive Officer and Chairman of the Board

In connection with the Report, I, Daniel J. Johnston, Executive Vice President and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that to my knowledge:

(1)            The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Dated: November 15, 2004	By:	/s/ DANIEL J. JOHNSTON
	Name:	Daniel J. Johnston
	Title:	Executive Vice President, Chief Financial Officer and Director (Principal Financial Officer and Principal Accounting Officer)